EXHIBIT 99.1

ImmunityBio Announces $157 Million Financing From Nant and Institutional Investor

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Financing transactions include approximately $50 million of equity financing from a single institutional investor, $50 million of debt financing from Nant Capital, LLC, and conversion of approximately $56.6 million of debt held by NantWorks LLC into ImmunityBio equity.

•	Additional equity financing from the investor also includes up to $60 million of additional proceeds through a warrant exercisable over a two-year period.

•	Proceeds will support our pre-commercialization efforts and clinical development programs, other research and development activities, capital expenditures, and other general corporate purposes.

CULVER CITY, Calif., December 12, 2022 — ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company, today announced that it has executed financing to provide further working capital and support its ongoing business operations.

The Company entered into a securities purchase agreement for a registered direct offering with a single institutional investor, providing for the issuance of common stock of ImmunityBio as well as warrants for the purchase of additional shares of common stock of ImmunityBio that is expected to result in gross proceeds at closing of approximately $50 million before deducting any offering-related expenses. If fully exercised, the warrants could result in additional gross proceeds of up to $60 million.

Contemporaneously with the offering, the Company will issue additional debt in an aggregate principal amount of $50 million to Nant Capital, LLC, an entity affiliated with Dr. Patrick Soon-Shiong, ImmunityBio’s Executive Chairman and Global Chief Scientific and Medical Officer. Another entity affiliated with Dr. Soon-Shiong, NantWorks LLC, will also convert approximately $56.6 million of existing debt into the Company’s common stock at a conversion price of $5.67 per share, in accordance with the terms of that existing tranche of fixed-rate debt.

In the registered direct offering, ImmunityBio agreed to sell 9,090,909 shares of its common stock and to issue accompanying warrants to purchase 9,090,909 shares of common stock with an exercise price of $6.60 per share, for a purchase price of $5.50 per share and accompanying warrant. The warrants will become immediately exercisable at any time after they are issued and expire two years after the initial issuance date. The closing of the offering is expected to occur on or about December 14, 2022, subject to the satisfaction of customary closing conditions.

Piper Sandler & Co. is acting as the exclusive placement agent for the registered direct offering.

The securities to be sold by the Company in the registered direct offering are offered under its shelf registration statement on Form S-3, as amended (Registration No. 333-255699). The shares of common stock and warrants to purchase common stock will be issued as separate securities. A final prospectus supplement, which contains additional information relating to the offering, has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement may be obtained from Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

Before investing in this offering, interested parties should read the prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in such prospectus supplement and the accompanying prospectus in their entirety.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ImmunityBio

ImmunityBio is a vertically-integrated, clinical-stage biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases.

ImmunityBio’s clinical pipeline consists of 27 clinical trials—17 of which are in phase 2 or 3 development—across 13 indications in liquid and solid tumors (including bladder, pancreatic, and lung cancers) and infectious diseases (including SARS-CoV-2 and HIV). N-803 (Anktiva™), ImmunityBio’s lead cytokine fusion protein, is a novel IL-15 superagonist complex and has received Breakthrough Therapy and Fast Track Designations from the U.S. Food and Drug Administration (FDA) for BCG-unresponsive CIS non-muscle invasive bladder cancer (NMIBC).

The company has established GMP manufacturing capacity at scale with cutting-edge cell therapy manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations, and development teams. For more information, please visit: www.immunitybio.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the anticipated closing of the equity and debt financing described herein and use of proceeds to be received from such financing, development of therapeutics for cancers and infectious diseases, conference participation and timing, data from the clinical trials for certain of ImmunityBio’s product candidates, clinical trial enrollment and results, the regulatory review process and timing thereof, timing of regulatory submissions, timing of meetings with regulators, potential implications to be drawn from clinical trials, potential commercialization of product candidates, ImmunityBio’s product candidates as compared to existing treatment options, and intellectual property protection and patent life, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) whether the equity and debt financing transactions described herein will close on the timeline anticipated, if at all, (ii) the FDA will approve ImmunityBio’s filed BLA and the risks and uncertainties associated with the regulatory approval process, (iii) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (iv) ImmunityBio’s ability to retain and hire key personnel, (v) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (vi) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (vii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, (viii) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies, and (ix) the unknown future impact of the COVID-19 pandemic on certain clinical trials or their milestones and/or ImmunityBio’s business operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 1, 2022 and the Company’s Form 10-Q filed with the SEC on November 9, 2022, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts

Investors

Sarah Singleton

ImmunityBio, Inc.

844-696-5235, Option 5

Sarah.Singleton@immunitybio.com

Media

Katie Dodge

Salutem

978-360-3151

Katie.Dodge@salutemcomms.com